SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – January 31, 2006

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania		15258
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

(Former name or former address, if changed since last report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 31, 2006, the registrant and Robert P. Kelly entered into the letter agreement filed as Exhibit 99.1 hereto. The terms of such letter agreement are incorporated by reference in this Item 1.01.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

See Item 5.02.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Martin G. McGuinn will cease to serve as Chairman and Chief Executive Officer and as a director of the registrant effective February 13, 2006. In connection with such cessation, Mr. McGuinn will receive the payments and other matters provided in Section 6(a) of his Employment Agreement with the registrant, filed as exhibit 10.15 to the registrant’s annual report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference.

Information as to these matters will be contained in the Corporation’s proxy statement for its 2006 annual meeting of shareholders which is expected to be filed with the Securities and Exchange Commission in early to mid-March.

The registrant has appointed Robert P. Kelly as its Chairman, President and Chief Executive Officer effective February 13, 2006, and has elected him a director also effective February 13, 2006. It is expected that he will become a member of the Executive Committee of the Board of Directors. Mr. Kelly is 51 years of age. His terms of employment are set forth in the letter agreement dated January 31, 2006 filed as exhibit 99.1 hereto and incorporated in this Item 5.02 by reference. Prior to his appointment and election, Mr. Kelly was the Senior Executive Vice President and Chief Financial Officer of Wachovia Corporation, since September 2001, and Executive Vice President and Chief Financial Officer of Wachovia Corporation, from October 2000 to September 2001. Wachovia Corporation is the fourth largest bank holding company in the United States, based on assets, and the third largest U.S. full-service brokerage firm based on client assets.

ITEM	9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
99.1	Letter Agreement entered into by registrant and Robert P. Kelly dated January 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 6, 2006	MELLON FINANCIAL CORPORATION

	By:	/s/ Michael A. Bryson
Michael A. Bryson Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Letter Agreement entered into by registrant and Robert P. Kelly dated January 31, 2006	Filed herewith